Exhibit 24.1

OMNIBUS POWERS OF ATTORNEY

Each person whose signature appears below authorizes each of Craig Steeneck and Kelley Maggs, or either of them, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities including, without limitation, in his or her capacity as an officer, director or manager, as the case may be, of the applicable registrants listed on Schedule A hereto, an Exchange Offer Registration Statement on Form S-4 and any amendments, including post-effective amendments, thereto relating to the offer to exchange the 4.875% Senior Notes due 2021 of Pinnacle Foods Finance LLC and Pinnacle Foods Finance Corp. (the “Notes”) and the guarantees relating to the Notes for substantially identical outstanding notes and guarantees and to file the same, with all the exhibits thereto, and all other documents in connection therewith, as contemplated under the Registration Rights Agreement, dated as of April 29, 2013, among Pinnacle Foods Finance LLC, Pinnacle Foods Finance Corp., the Guarantors named therein, and Barclays Capital Inc. as representatives of the Initial Purchasers defined therein, relating to such notes and guarantees (the “Notes Registration Rights Agreement”), and, to file the same, with all the exhibits thereto, and all other documents in connection therewith, as applicable, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

This Omnibus Powers of Attorney may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Balance of Page Intentionally Blank]

IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the 13th day of December 2013.

/s/ Robert J. Gamgort
Robert J. Gamgort

/s/ Roger Deromedi
Roger Deromedi

/s/ Jason Giordano
Jason Giordano

/s/ Prakash A. Melwani
Prakash A. Melwani

/s/ Jeff Overly
Jeff Overly

/s/ Raymond P. Silcock
Raymond P. Silcock

/s/ Ann Fandozzi
Ann Fandozzi

/s/ Craig Steeneck
Craig Steeneck

Schedule A – Registrants

Pinnacle Foods Finance LLC Pinnacle Foods Finance Corp. Avian Holdings LLC
Birds Eye Foods, Inc.
Birds Eye Foods LLC.
GLK Holdings, Inc.
GLK, LLC
Kennedy Endeavors Incorporated
Pinnacle Foods Fort Madison LLC
Pinnacle Foods Group LLC
Pinnacle Foods Inc.
Pinnacle Foods International Corp.
Rochester Holdco, LLC
Seasonal Employers, Inc.